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                                                                    EXHIBIT 23.3
                  Report of Independent Auditors

The Board of Directors of
Premier Medical Services, Inc.:

We have audited the consolidated statements of operations, stockholders' equity and cash flows of Premier Medical Services, Inc. (the Company) and its subsidiaries for the year ended September 30, 1995 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the results of the operations and cash flows of the Company and its subsidiaries for the year ended September 30, 1995 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

San Jose, California
November 21, 1995
(February 29, 1996 as to Note 10)